                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     Tweeter Home Entertainment Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                 10 PEQUOT WAY
                                CANTON, MA 02021

Dear Stockholder:

     You are cordially invited to attend Tweeter Home Entertainment Group, Inc.'s ("Tweeter") special meeting in lieu of annual meeting on January 25, 2000. The meeting will begin promptly at 11:00 AM at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts.

     The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement. This year, in addition to the election of two Directors and approval of the selection of Tweeter's accountants, we are asking stockholders to approve an amendment to the Tweeter's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.

     The vote of every stockholder is important. Please sign, date and promptly mail your proxy using the enclosed return envelope. The Board of Directors and management look forward to greeting those stockholders that are able to attend.

Sincerely,

/s/ Jeffrey Stone
JEFFREY STONE
President and Chief Operating Officer

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                 10 PEQUOT WAY
                                CANTON, MA 02021
                               DECEMBER 22, 1999

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

     The special meeting in lieu of annual meeting of stockholders (the "Annual Meeting") of Tweeter Home Entertainment Group, Inc. ("Tweeter") will be held at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, on January 25, 2000, at 11:00 AM, for the following purposes:

     1. To elect two Directors, each to serve for a three year term or until the election and qualification of their respective successors.

     2. To act upon the approval of the designation of Deloitte & Touche LLP to audit the books, records and accounts of Tweeter for Fiscal Year 2000.

     3. To act upon the approval of an amendment to Tweeter's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.

     4. To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has set the close of business on Monday, December 20, 1999, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said meeting.

     Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. You are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Joseph McGuire

JOSEPH MCGUIRE
Chief Financial Officer

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tweeter Home Entertainment Group, Inc. (Nasdaq: "TWTR") for the special meeting in lieu of annual meeting of stockholders to be held on January 25, 2000. Only stockholders of record at the close of business on December 20, 1999 are entitled to notice of and to vote at the meeting.

     Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

     Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein, FOR the approval of the designation of Deloitte & Touche LLP to audit Tweeter's books, records and accounts for Fiscal Year 2000, and FOR the approval of an amendment to Tweeter's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with such specifications.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with Tweeter's Secretary an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by Tweeter. Solicitations may be made by mail, personal interview, telephone and/or telegram by Tweeter's Directors, officers and employees, without additional compensation for such solicitation activities. Tweeter will make arrangements with its transfer agent, BankBoston, NA, to forward solicitation material to the beneficial owners of Tweeter's common stock held of record. Tweeter will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of common stock held in their respective names.

     Tweeter has selected Corporate Investor Communications, Inc. to distribute, solicit and tabulate all proxies.

     Copies of Tweeter's 1999 Annual Report are being mailed to stockholders together with this Proxy Statement. The Annual Report contains Tweeter's financial statements for the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997.

                               VOTING SECURITIES

     Holders of record of Tweeter's common stock at the close of business on Monday, December 20, 1999 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting and any adjournments of the meeting. At the Record Date, there were 15,318,014 shares of common stock issued and outstanding. Each share of common stock entitles the holder of that share to one vote on each matter submitted to a vote at the Annual Meeting.

     Under Tweeter's bylaws, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of Directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR, DIRECTORS CONTINUING IN OFFICE AND EXECUTIVE OFFICERS

     Tweeter's bylaws provide for a Board of Directors consisting of such number of Directors as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at the Annual Meeting for a term expiring at the 2003 annual meeting of stockholders, two whose terms expire at the 2002 annual meeting of stockholders, and two whose terms expire at the 2001 annual meeting of stockholders. Michael Cronin, a Director since 1995, and Samuel Bloomberg, a Director since Tweeter's inception, are in the class of Directors whose term expires at the Annual Meeting. The Board has nominated Mr. Cronin and Mr. Bloomberg for election to the class of Directors whose term will expire in 2003.

     The persons named as proxies in the proxy card will vote the shares represented by your proxy for the election of Mr. Cronin and Mr. Bloomberg as Directors unless your proxy card specifies otherwise. If either of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as a Director, the persons named as proxies will vote the shares for such other candidate as may be designated by the Board, unless the Board reduces the number of Directors constituting the full Board in order to eliminate the vacancy. The Board has no reason to believe that Mr. Cronin and Mr. Bloomberg will be unable to serve if elected.

     The table below sets forth certain information with respect to the nominees for election to the Board of Directors, those Directors whose terms of office will continue after the Annual Meeting and Tweeter's Executive Officers.

                                                                                                    EXPIRATION OF
                                                                                                      CURRENT OR
                                         PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE  FIRST ELECTED      PROPOSED
             NAME AND AGE                     AND OTHER BUSINESS AFFILIATIONS         DIRECTOR      TERM OF OFFICE
             ------------                -----------------------------------------  -------------   --------------
Samuel Bloomberg, 47...................  Director, Chairman of the Board and Chief      1972             2003
                                           Executive Officer of Tweeter. Mr.
                                           Bloomberg has served as the Chief
                                           Executive Officer since 1983 and
                                           Chairman of the Board since 1986. Mr.
                                           Bloomberg is a co-founder of Tweeter.
                                           Mr. Bloomberg and Jeffrey Bloomberg are
                                           brothers.
Jeffrey Stone, 42......................  Director, President and Chief Operating        1990             2001
                                           Officer of Tweeter. Mr. Stone has
                                           served as the President and Chief
                                           Operating Officer of Tweeter since
                                           October 1990. From 1987 to 1990 Mr.
                                           Stone served as the Executive Vice
                                           President of Bread & Circus, a
                                           specialty natural foods supermarket
                                           chain, and from 1983 to 1987 served as
                                           Vice President of Human Resources and
                                           Training for Scandinavian Design, a
                                           specialty furniture retailer. Mr. Stone
                                           is also a Director of PRO, the buying
                                           group of specialty consumer electronic
                                           retailers of which Tweeter is a member.

                                                                                                    EXPIRATION OF
                                                                                                      CURRENT OR
                                         PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE  FIRST ELECTED      PROPOSED
             NAME AND AGE                     AND OTHER BUSINESS AFFILIATIONS         DIRECTOR      TERM OF OFFICE
             ------------                -----------------------------------------  -------------   --------------
Jeffrey Bloomberg, 52 (1)..............  Director of Tweeter. From 1994 to the          1989             2001
                                           present, Mr. Bloomberg has served as
                                           the President of Bloomberg Associates,
                                           Inc., an investment banking company.
                                           From 1985 to 1993, Mr. Bloomberg served
                                           as a Managing Director at Bear Stearns
                                           & Co., Inc., specializing in corporate
                                           finance and mergers and acquisitions.
                                           Mr. Bloomberg and Samuel Bloomberg are
                                           brothers.
Matthew Bronfman, 40 (2)...............  Director of Tweeter. Mr. Bronfman              1989             2002
                                           founded, and from 1994 to the present
                                           has served as Chairman and Chief
                                           Executive Officer of, Perfumes Isabel,
                                           a fragrance and gift company. In 1990,
                                           Mr. Bronfman served as Director, and
                                           from 1991 to 1994 Mr. Bronfman served
                                           as Chairman and Chief Executive
                                           Officer, of Sterling Cellular Holdings,
                                           LP, a privately-held cellular telephone
                                           company.
Michael Cronin, 45 (1)(2)..............  Director of Tweeter. From 1991 to the          1995             2003
                                           present Mr. Cronin has served as
                                           Managing Partner of Weston Presidio
                                           Offshore Capital C.V. Mr. Cronin also
                                           serves as a Director of Tekni-plex,
                                           Inc. and Casella Waste Systems, Inc.
Steven S. Fischman, 57.................  Director of Tweeter. Since 1992, Mr.           1998             2002
                                           Fischman has been the President of New
                                           England Development (NED), a regional
                                           mall developer based in New England.
                                           From 1996 to August 1999, Mr. Fischman
                                           also served as a Managing Director of
                                           the General Partner of WellsPark Group
                                           Limited Partnership, a mall management
                                           company formed by NED and an unrelated
                                           partner. Prior to joining NED, Mr.
                                           Fischman was a Director and shareholder
                                           in the Boston law firm of Goulston &
                                           Storrs, P.C., Tweeter's legal counsel.
                                           Mr. Fischman is also Chairman of the
                                           Board of Trustees of Newton-Wellesley
                                           Hospital.
Joseph McGuire, 39.....................  Mr. McGuire has served as Tweeter's Vice
                                           President, Chief Financial Officer and
                                           Chief Information Officer since May
                                           1996. Prior to joining Tweeter, Mr.
                                           McGuire was the Chief Financial Officer
                                           of Bryn Mawr Radio & Television Centre,
                                           Inc. from 1987 to 1996.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

                        GENERAL INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors held five meetings in the fiscal year ended September 30, 1999. No member of the Board of Directors attended less than 80% of the total number of meetings of the Board and committees thereof upon which he served during the fiscal year ended September 30, 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, consisting of Jeffrey Bloomberg and Michael Cronin, which makes recommendations concerning the engagement of independent public accountants, reviews the plans for and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants and reviews the adequacy of Tweeter's internal accounting controls. The Audit Committee held one meeting during the fiscal year ended September 30, 1999. The Audit Committee recommended Tweeter's selection of Deloitte & Touche LLP to serve as Tweeter's auditors for the fiscal year ended September 30, 2000.

     The Compensation Committee of the Board of Directors establishes and implements compensation policies and programs for Tweeter's executive officers and exercises all powers of the Board of Directors in connection with Tweeter's incentive compensation and benefit plans. The Compensation Committee of the Board consists of Matthew Bronfman and Michael Cronin. The Compensation Committee held one meeting during the fiscal year ended September 30, 1999.

     Tweeter had no nominating committees of the Board of Directors or committees performing similar functions during the year ended September 30, 1999.

COMPENSATION OF DIRECTORS

     Tweeter currently pays each Director $1,875 per quarter, provided such Director attends the meetings of the Directors scheduled for such quarter. All Directors are reimbursed for reasonable expenses incurred in attending meetings. Under current Director compensation arrangements, upon each subsequent election or re-election, each Director who is not also an employee or affiliate of Tweeter is granted options under Tweeter's 1998 Stock Option and Incentive Plan exercisable for the purchase of 7,000 shares of common stock, with an exercise price equal to the fair market value of the common stock at the date of grant. Such options vest upon grant. A sitting Director will receive annual grants of 7,000 shares each year of his or her term, with an exercise price equal to the fair market value of the common stock on the date of the grant. These options vest upon grant.

BOARD OF DIRECTORS RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF
          THE BOARD'S NOMINEES, MICHAEL CRONIN AND SAMUEL BLOOMBERG. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING
                 IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Tweeter's Common Stock as of the Record Date by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by Tweeter to be the beneficial owner of more than 5% of Tweeter's Common Stock,
(ii) each of Tweeter's Named Executives (as defined below) and Directors, (iii) all of Tweeter's executive officers and Directors as a group. Except as otherwise indicated in the footnotes to this table, Tweeter believes that the persons named in this table have sole voting and investment power with respect to all of the shares of Common Stock indicated. All share numbers reflect the two for one split of Tweeter's Capital stock effected December 2, 1999.

                                                                  COMMON STOCK
                                                              BENEFICIALLY OWNED(1)      PERCENT
                                                                      AS OF                OF
                            NAME                                DECEMBER 20, 1999         CLASS
                            ----                              ---------------------      -------
Named Executive Officers
  Samuel Bloomberg *........................................        1,498,916(2)           9.4
  Jeffrey Stone *...........................................          533,490(3)           3.4
  Joseph McGuire............................................           39,286(4)            **
Directors/Director Nominees
  Jeffrey Bloomberg.........................................          400,688(5)           2.5
  Matthew Bronfman..........................................          176,286(6)           1.1
  Steven Fischman...........................................            9,400               **
  Michael Cronin............................................            1,400               **
Directors and Executive Officers as a Group (7 persons).....        2,659,466(7)          16.7
Beneficial Owners of more than 5%
  Gilder, Gagnon, Howe & Co., LLC
  1775 Broadway, 26th Floor
  New York, NY 10019........................................          909,774(8)           5.7

---------------
*  Messrs. Bloomberg and Stone are also Directors of Tweeter.

** Represents less than 1% of class.

(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person. Such shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2) Includes 65,460 shares held, in the aggregate by the Samuel Bloomberg Family Trusts for the benefit of Mr. Bloomberg's children and 15,080 shares held by Carolina Bloomberg, the wife of Mr. Bloomberg. Carolina Bloomberg's 15,080 shares include 626 shares issuable upon the exercise of outstanding warrants. Mr. Bloomberg expressly disclaims beneficial ownership of the shares held by the Samuel Bloomberg Family Trusts and Carolina Bloomberg. Also includes 436,262 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(3) Includes 52,480 shares held by trusts for the benefit of Mr. Stone's children. Mr. Stone expressly disclaims beneficial ownership of these shares. Also includes 253,156 shares subject to options granted by Tweeter to Mr. Stone exercisable within 60 days of the Record Date.

(4) Includes 23,358 shares subject to options granted by Tweeter exercisable within 60 days of the Record Date.

(5) Includes 22,896 shares held, in the aggregate, by trusts for the benefit of Mr. Bloomberg's children. Mr. Bloomberg expressly disclaims beneficial ownership of these shares. Also includes 14,520 shares subject to options granted by Tweeter to Mr. Bloomberg exercisable within 60 days of the Record Date.

(6) Includes 166,568 shares subject to options granted by Tweeter exercisable within 60 days of the Record Date, and 168 shares issuable upon the exercise of outstanding warrants.

(7) See notes (2) through (7)

(8) Information concerning beneficial ownership was obtained from a Schedule 13G dated February 10, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Directors, officers and persons who are beneficial owners of more than ten percent of Tweeter's Common Stock to file with the Securities and Exchange Commission reports of their ownership of Tweeter's securities and changes in that ownership. Samuel Bloomberg, Chairman, Jeffrey Stone, President, Joseph McGuire, Chief Financial Officer, Jeffrey Bloomberg, Director, Matthew Bronfman, Director, Michael Cronin, Director and Steven Fischman, Director did not file their respective Form 5 by November 15, 1999 but subsequently filed on November 18, 1999. To Tweeter's knowledge, based upon a review of copies of reports so filed, all other persons required to file such reports regarding ownership and transactions during the fiscal year ended September 30, 1999 did so by no later than the date the reports were due.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by Tweeter's Chief Executive Officer and each of the other executive officers of Tweeter (the "Named Executives") for services rendered in all capacities to Tweeter during fiscal 1997, 1998 and 1999:

SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                         ANNUAL         ------------
                                                    COMPENSATION(1)      SECURITIES
                                                   ------------------    UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS      OPTIONS      COMPENSATION(2)
       ---------------------------          ----   --------   -------   ------------   ---------------
Samuel Bloomberg..........................  1999   $337,320   $58,000      50,000          $    --
  CEO and Chairman of the Board...........  1998   $258,769   $10,000      46,076          $    --
                                            1997   $204,876   $20,000     132,480          $65,818
Jeffrey Stone.............................  1999   $352,761   $78,000      66,000          $    --
  President and Chief Operating Officer...  1998   $249,106   $10,000      58,000          $    --
                                            1997   $204,037   $20,000      97,220          $ 5,288
Joseph McGuire............................  1999   $193,982   $35,200      18,000          $    --
  Vice President, Chief Financial
     Officer..............................  1998   $164,635   $ 5,000      16,000          $    --
                                            1997   $150,244   $ 5,300       5,248          $    --

---------------
(1) The compensation described in this table does not include medical or other benefits received by the Named Executives which are generally available to all salaried employees of Tweeter.

(2) Represents amount distributed to cover personal tax liability from Tweeter's prior status as a Subchapter "S" corporation for federal income tax purposes. On November 25, 1995, as part of a recapitalization, Tweeter elected to be treated as a "C" corporation for federal income tax purposes.

     The following table sets forth information relating to grants of stock options made during fiscal 1999 to each of the Named Executive Officers under Tweeter's 1998 Stock Option and Incentive Plan.

OPTION GRANTS IN FISCAL 1999

                                                              PERCENT OF
                                                                TOTAL
                                                   NUMBER      OPTIONS
                                                     OF        GRANTED
                                                 SECURITIES       TO       EXERCISE                 GRANT
                                                 UNDERLYING   EMPLOYEES     PRICE                    DATE
                                                  OPTIONS     IN FISCAL      PER      EXPIRATION   PRESENT
                     NAME                         GRANTED        YEAR       SHARE        DATE      VALUE(1)
                     ----                        ----------   ----------   --------   ----------   --------
Samuel Bloomberg...............................    50,000       7.1%       $16.063       2005      $172,580
Jeffrey Stone..................................    66,000       9.3%       $16.063       2005      $227,806
Joseph McGuire.................................    18,000       2.5%       $16.063       2005      $ 62,129

---------------
(1) The fair value of each stock option granted in fiscal 1999 under Tweeter's existing stock option plan was estimated using the Black-Scholes option pricing model assuming an expected volatility of 66%, a risk-free interest rate of 5.8%, an expected life of 3 years and no dividends.

     The following table provides certain information with respect to options to purchase common stock held by the Named Executives at September 30, 1999.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING OPTIONS AT      IN-THE-MONEY OPTIONS AT
                               SHARES ACQUIRED    VALUE          FISCAL YEAR END             FISCAL YEAR END
            NAME                 ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----               ---------------   --------   -------------------------   -------------------------
Samuel Bloomberg.............          --              --        436,262/ 77,646           $7,180,231/$412,894
Jeffrey Stone................          --              --        253,156/100,800           $4,037,786/$527,775
Joseph McGuire...............      28,964        $433,467         26,606/ 28,912           $  375,999/$164,819

EMPLOYMENT AGREEMENTS

     The summaries of the various employment agreements set forth below are qualified in their entirety by reference to the full text of such agreements, which are exhibits to Amendment No. 1 to Tweeter's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 8, 1998.

BLOOMBERG AND STONE AGREEMENTS

     Upon completion of Tweeter's initial public offering in July 1998, Tweeter entered into five-year employment agreements with Samuel Bloomberg, to serve as Tweeter's Chairman of the Board and Chief Executive Officer, and with Jeffrey Stone, to serve as Tweeter's President and Chief Operating Officer (the "Employment Agreements"). The Employment Agreements provide that Messrs. Bloomberg and Stone each receive a base salary of $300,000 per year through September 30, 1998, $325,000 from October 1, 1998 to September 30, 1999, and thereafter at the annual rate of at least $325,000, plus such increases as may be determined by the Compensation Committee of the Board of Directors. Each of Messrs. Bloomberg and Stone have the opportunity to earn incentive bonuses based upon certain performance criteria, to be determined by the Compensation Committee, and the opportunity to receive stock options and other incentive awards under Tweeter's 1998 Stock Option and Incentive Plan.

     The Employment Agreements provide for continued employment until termination by either party. Tweeter, however, may terminate either Employment Agreement with or without cause at any time. If either executive's employment is terminated by Tweeter without cause, Tweeter is obligated to pay the respective executive an amount equal to such executive's unvested accrued benefits under any stock option plan, incentive plan or retirement plan plus severance pay calculated as follows: (i) if the executive is terminated during the first three years of the agreement, he will receive an amount equal to his annual base salary in effect in the year of termination for three years following termination, (ii) if the executive is terminated in the fourth year, he will receive an amount equal to two times his annual base salary in effect in the year of termination for two years following termination, and (iii) if the executive is terminated in the fifth or any subsequent year of the agreement, he will receive an amount equal to his annual base salary in the year of termination. The Employment Agreements also provide that if Tweeter and Messrs. Bloomberg and Stone do not renew the Employment Agreements upon expiration, Tweeter may elect to pay such executives two years severance in exchange for a two-year non-competition arrangement.

MCGUIRE EMPLOYMENT AGREEMENT

     Upon completion of Tweeter's initial public offering in July 1998, Tweeter entered into an employment agreement with Joseph McGuire to serve as Tweeter's Chief Financial Officer and Chief Information Officer. Under the terms of this three-year agreement, Mr. McGuire earns a base annual salary of $185,000 and has the opportunity to earn yearly incentive bonuses based on performance criteria (determined by the Compensation Committee). Mr. McGuire is also entitled to receive stock options and other incentive awards under Tweeter's stock option and incentive plans. Tweeter may elect, upon the expiration and non-renewal of the agreement, to pay Mr. McGuire two years of severance pay in exchange for a two-year non-competition agreement from Mr. McGuire. If Mr. McGuire's employment is terminated by Tweeter without cause, Tweeter is obligated to pay Mr. McGuire an amount equal to his base salary in the year of termination, and must permit his options and incentives to continue to vest for one year following termination.

COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors makes decisions regarding cash compensation paid and stock options granted to Tweeter's executive officers. The Compensation Committee has submitted the following report concerning executive compensation:

COMPENSATION PHILOSOPHY

     The Compensation Committee (the "Committee"), which is composed entirely of outside independent Directors, reviews, evaluates and approves the amount, design and implementation of Tweeter's compensation system for executive officers. Tweeter believes that corporate performance and, in turn, stockholder value will be best enhanced by a compensation system that supports and reinforces Tweeter's key operating and strategic goals while aligning the financial interests of Tweeter's executive officers with those of the stockholders. Tweeter utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to company-wide achievement of annual financial goals and the market value of Tweeter's stock. The Committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.

     For Tweeter's 1999 fiscal year, the Committee made its compensation decisions based on a review of Tweeter's 1998 fiscal year performance, on Tweeter's budget and other projections for the 1999 fiscal year, and on Tweeter's performance in comparison to certain of its competitors. During the 1998 fiscal year, the Committee engaged a nationally known independent compensation consultant to make an evaluation of the structure of Tweeter's compensation practices in comparison to industry standards. The compensation consultant determined that Tweeter's programs were generally consistent with prevailing practices but also recommended some adjustments. As a result of these recommendations, the Committee adjusted some aspects of Tweeter's compensation practices in fiscal 1998.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     Tweeter's compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions, the Committee generally compares the compensation of Tweeter's executive officers with compen-sation of officers at certain other retail companies and has utilized a nationally known compensation consultant, as it deemed necessary.

     The Committee generally compares various short- and long-term performance measures, including total stockholder return, return on average stockholders' equity, sales, and net income and earnings per share for Tweeter and other companies with which it competes with for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee believes that the total compensation of the named executive officers is supported by Tweeter's competitive comparisons on the short- and long-term performance factors and is appropriate given Tweeter's overall performance. The individual elements of the executive compensation program are addressed below.

ANNUAL SALARY

     Each year, the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by Tweeter's Chief Executive Officer ("CEO") for annual salary for the executive officers other than himself. Based on an analysis by the compensation consultant, the Committee set the executive officer salaries for the 1999 fiscal year. The Committee believes that the current level of annual salaries for executive officers is appropriate and that it also provides for a large percentage of total compensation to be at risk under the incentive programs. In evaluating individual executive officers, the Committee may also consider, among other factors, (1) a qualitative evaluation of the individual executive officer's performance provided by the CEO, (2) the job responsibilities of the individual executive, including changes in those responsibilities, and (3) Tweeter's performance in relation to its target financial goals for the prior fiscal year.

ANNUAL PERFORMANCE-BASED BONUS

     Tweeter's executive officers are eligible to receive cash bonuses under an annual performance-based incentive program ("Incentive Program") established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate Tweeter's employees to achieve Tweeter's annual operating and financial goals. The executive officers participate in the Incentive Program. The Incentive Program allows the Committee to establish performance goals based on pre-tax earnings. The goals are established with the purpose of continuing Tweeter's record of superior performance in comparison with its competitors.

     For the 1999 fiscal year, the Incentive Program measured Tweeter's achievement of its target financial goals. The target goal was established early in the fiscal year as part of Tweeter's budgeting process and was approved by the Committee. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus of each executive officer was a significant percentage of that individual's salary for the year. For the 1999 fiscal year, the target bonus amounts ranged from 5 percent of base salary to 35 percent of base salary. The target bonus percentages were based upon the results of the current year's compensation study and the recommendation of the compensation consultant.

     The amount of bonus payments depends upon the extent to which Tweeter achieves its target financial goals for the year. For the 1999 fiscal year, if Tweeter did not achieve 100 percent of the goal, no bonuses would be paid. For performance above the target, an additional bonus would be paid with a maximum bonus of 100 percent of the target bonus.

     Tweeter's performance for the 1999 fiscal year was above the requirement for payment of a bonus. As a result, bonuses were paid at the 100 percent level for the 1999 fiscal year.

LONG-TERM INCENTIVE COMPENSATION

     Grants under Tweeter's Stock Incentive Plans provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of Tweeter's performance-based incentive compensation rewarding officers as total stockholder value increases. For executive officers, grants under the Stock Incentive Plans are made in the form of Incentive Stock Options. For non-employee Directors, grants under the plan are in the form of nonqualified stock options.

     The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to stockholders and the value of Tweeter's stock. Stock-based grants also aid in retention of executives.

     Stock options generally vest and become exercisable ratably over a period of three years from the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual's target bonus for the fiscal year and the market price of Tweeter's stock, as well as the results of compensation surveys to determine the appropriate grant size. Because the value of stock options is entirely a function of increases in the value of Tweeter's stock, the Committee believes that this component of Tweeter's compensation arrangement closely aligns the interests of the executive officers with those of Tweeter's stockholders.

CHIEF EXECUTIVE OFFICER'S AND CHIEF OPERATING OFFICER'S COMPENSATION

     The Committee determined the compensation of Samuel Bloomberg and Jeffrey Stone, Tweeter's CEO and COO, respectively, for the 1999 fiscal year in a manner consistent with the philosophy described above. The Committee approved an increase in salary based upon a review of comparable officers in the compensation peer group on a size-adjusted basis.

     In establishing the CEO and COO compensation, the Committee has compared their compensation with the compensation of the CEOs and COOs of the compensation peer group in relation to the relative performance of Tweeter with respect to the compensation peer group.

     For setting the fiscal 1999 compensation, the Committee also considered Tweeter's performance during the fiscal year. Tweeter's performance for the 1999 fiscal year was above the requirement for payment of a bonus. As a result, bonuses were paid at the maximum level for the 1999 fiscal year. The Committee recognized Mr. Bloomberg's and Mr. Stone's leadership skills in assembling and developing a strong management team and guiding Tweeter through its significant growth during the last nine years, resulting in Tweeter's continued financial success.

     The Committee believes that Mr. Bloomberg's and Mr. Stone's compensation for the 1999 fiscal year was appropriate in light of all of the above considerations.

                      COMPENSATION AND PERSONNEL COMMITTEE
                                 Michael Cronin
                                Matthew Bronfman

                               PERFORMANCE GRAPH

     Since a nationally recognized index that would represent a peer group was not available, Tweeter has used the Russell 2000 to measure its performance. Tweeter believes that this index is representative of a peer group because it is composed of companies with similar market capitalization.

                                       DATE           RUSSCHG    TWTRCHG
                               1-Oct-98               -18.0810%   34.7826%
                               2-Nov-98                -9.4734%   38.1271%
                               1-Dec-98                -6.6838%   53.8462%
                               4-Jan-99                -1.4135%   77.2575%
                               1-Feb-99                -0.2855%   81.9398%
                               1-Mar-99                -7.7018%  101.0033%
                               1-Apr-99                -6.6838%   85.2843%
                               3-May-99                 1.3995%   82.9431%
                               1-Jun-99                 2.3777%   75.5853%
                               1-Jul-99                 6.3468%   95.6522%
                               2-Aug-99                 3.5876%   89.2977%
                               1-Sep-99                 0.8636%   91.3043%

                              [Performance Graph]

               PROPOSAL 2:  RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2000. Deloitte & Touche LLP served as Tweeter's auditors for fiscal year 1999. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
             OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS.

           PROPOSAL 3:  AMEND TWEETER'S CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors has recommended an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 30,000,000 shares to 60,000,000 shares. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal.

     The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of the Company's common stock outstanding. If the stockholders approve the amendment, it will become effective upon filing of an amendment to Tweeter's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

     As of December 20, 1999, there were 15,318,014 shares of common stock outstanding. As of the same date, there were an additional 2,376,132 shares of common Stock reserved for issuance under Tweeter's stock option and employee stock purchase plans.

     Although the Board of Directors has no definitive plans to issue additional shares of common stock, it believes it is desirable to have additional shares available for various purposes including stock splits and stock dividends, raising capital, providing equity incentives to employees, directors or consultants, and expanding the Company's business through the acquisition of other businesses.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
OF THE AMENDMENT TO TWEETER'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK.

                                 OTHER BUSINESS

     The Board of Directors of Tweeter is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in Tweeter's proxy materials for the 2001 annual meeting of stockholders, it must be received by Tweeter at 10 Pequot Way, Canton, MA 02021, Attention: Joseph McGuire, no later than August 1, 2000.

                                 ANNUAL REPORT

     A copy of Tweeter's 1999 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing to Joseph McGuire at Tweeter's address set forth in the preceding paragraph, calling him at (781) 830-3314, or contacting him by e-mail at jmcquire@twtr.com.

                                   DETACH HERE

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
                                  10 Pequot Way
                           Canton, Massachusetts 02021
P
R                      SOLICITED BY THE BOARD OF DIRECTORS
O                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
X
Y THE UNDERSIGNED HEREBY APPOINTS JEFFREY STONE AND JOSEPH MCGUIRE, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE, ALL SHARES OF COMMON STOCK OF TWEETER HOME ENTERTAINMENT GROUP, INC. HELD OF RECORD BY THE UNDERSIGNED ON DECEMBER 20, 1999 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2000 AND ANY ADJOURNMENTS THEREOF.


       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                   -------------
                                                                    SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                   -------------



Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to Tweeter's operations that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Tweeter Home Entertainment Group, Inc.



                                   DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.




1.  Election of  Directors      2. Ratify the appointment  For  Against  Abstain
NOMINEES: Samuel Bloomberg,        of Deloitte & Touche,   [ ]    [ ]      [ ]
            and Michael Cronin     LLP as independent
                                   auditors.


            FOR    WITHHELD     3. Approve the amendment  For  Against  Abstain
            [ ]    [ ]             of Tweeter's Amended   [ ]    [ ]      [ ]
                                   and Restated Certifi-
                                   cate of Incorporation
                                   to increase author-
                                   ized shares of common
                                   stock from 30,000,000
                                   shares to 60,000,000
                                   shares.

                                4. In their discretion the
                                   proxies are authorized  For  Against  Abstain
                                   to vote upon any other  [ ]    [ ]      [ ]
                                   business that may
[ ]_________________________       properly come before the
   For all nominees as noted       meeting.
   above


                                          MARK HERE
                                          FOR ADDRESS   [ ]
                                          CHANGE AND
                                          NOTE AT LEFT
   I AM A. SHAREHOLDER
   100 MAIN STREET
   ANYTOWN USA, 10000

   Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:_______________ Date:________ Signature:_______________ Date:_________